UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

            1301 SE Port St. Lucie Boulevard, FL                                                                                                34952
                        (Address of principal executive offices)                                                                                   (Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of FPB Bancorp, Inc. was held on April 28, 2010 to vote on the following proposals:

Proposal I:	Election of three Class II directors
Proposal II:	An advisory vote on Executive Compensation
Proposal III:	Ratification of the appointment of Hacker, Johnson & Smith PA as independent auditors
Proposal IV:	Adjournment of the meeting

At the Annual Meeting, 1,677,277 shares were present in person or by proxy. Listed below are the results of the matters subject to a vote of security holders:

						Broker
	Term	For	Against	Withheld	Abstain	Nonvote

Proposal I
Ann L. Decker	3 years	1,106,732	-	206,178	-	-
Paul J. Miret	3 years	1,111,352	-	201,558	-	-
Robert L. Seeley	3 years	1,115,650	-	197,260	-	-

Proposal II	-	1,382,647	271,437	-	23,293	-

Proposal III	-	1,555,100	111,065	-	11,212	-

Proposal IV	-	1,569,383	98,485	-	9,509	-

Following the Annual Meeting, Gary A. Berger, Donald J. Cuozzo, Timothy K. Grimes, John S. Leighton, III, David W. Skiles and Paul A. Zinter, also continued as directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)
            Date: May 3, 2010

/s/ Nancy E. Aumack
Nancy E. Aumack
Chief Financial Officer